For Release: February 27, 2014
Media Contact: Ben Kiser, 402.458.3024
Investor Contact: Phil Morgan, 402.458.3038

Nelnet, Inc. supplemental financial information for the fourth quarter 2013
(All dollars are in thousands, except per share amounts, unless otherwise noted)

The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for fourth quarter 2013 earnings, dated February 27, 2014, and the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

This earnings supplement contains forward-looking statements, including statements about the Company's plans and expectations for future financial condition, results of operations, or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events. The words “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “assume,” “forecast,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are subject to known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such statements. These factors include, among others, the risks and uncertainties set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2013 (the "2013 Annual Report"), in particular such risks and uncertainties as:

•
student loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), risks related to the use of derivatives to manage exposure to interest rate fluctuations, and risks from changes in levels of student loan prepayment or default rates;

•
financing and liquidity risks, including risks of changes in the general interest rate environment and in the securitization and other financing markets for student loans, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;

•
risks from changes in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as the expected decline over time in FFELP loan interest income and fee-based revenues due to the discontinuation of new FFELP loan originations in 2010 and potential government initiatives to consolidate existing FFELP loans to the Federal Direct Loan Program, risks related to the expected reduction in government payments to guaranty agencies to rehabilitate defaulted FFELP loans and services in support of those activities, risks related to the availability of government funds and actual extension of the Company's loan servicing contract with the U.S. Department of Education (the "Department"), which accounted for 23 percent of the Company's fee-based revenue in 2013, for an additional five years, and the Company's ability to maintain or increase volumes under that contract, and the Company's ability to comply with agreements with third-party customers for the servicing of FFELP and Federal Direct Loan Program loans;

•	risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors;

•	uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations; and

•
risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's business, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.

All forward-looking statements contained in this earnings supplement are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Consolidated Statements of Income

	Three months ended			Year ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Interest income:	(unaudited)	(unaudited)	(unaudited)
Loan interest	$165,865	158,675	154,663	638,142	609,237
Investment interest	2,006	1,562	1,326	6,668	4,616
Total interest income	167,871	160,237	155,989	644,810	613,853
Interest expense:
Interest on bonds and notes payable	59,135	55,315	65,391	230,935	268,566
Net interest income	108,736	104,922	90,598	413,875	345,287
Less provision for loan losses	3,500	5,000	3,500	18,500	21,500
Net interest income after provision for loan losses	105,236	99,922	87,098	395,375	323,787
Other income (expense):
Loan and guaranty servicing revenue	63,167	64,582	54,584	243,428	209,748
Tuition payment processing and campus commerce revenue	18,988	19,927	17,735	80,682	74,410
Enrollment services revenue	21,735	22,563	25,890	98,078	117,925
Other income	15,981	8,613	7,023	46,298	39,476
Gain on sale of loans and debt repurchases	799	2,138	3,009	11,699	4,139
Derivative settlements, net	(6,407)	(6,688)	(7,112)	(29,636)	(14,022)
Derivative market value and foreign currency adjustments, net	752	(9,960)	13,769	48,593	(47,394)
Total other income	115,015	101,175	114,898	499,142	384,282
Operating expenses:
Salaries and benefits	52,120	48,712	48,633	196,169	192,826
Cost to provide enrollment services	13,864	14,668	16,172	64,961	78,375
Depreciation and amortization	5,274	4,340	8,861	18,311	33,625
Other	40,349	39,887	35,578	149,542	128,738
Total operating expenses	111,607	107,607	109,244	428,983	433,564
Income before income taxes	108,644	93,490	92,752	465,534	274,505
Income tax expense	37,556	30,444	36,099	161,193	96,077
Net income	71,088	63,046	56,653	304,341	178,428
Net income attributable to noncontrolling interest	568	216	19	1,669	431
Net income attributable to Nelnet, Inc.	$70,520	62,830	56,634	302,672	177,997
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.52	1.35	1.20	6.50	3.76
Weighted average common shares outstanding - basic and diluted	46,502,028	46,496,612	47,277,427	46,570,314	47,369,331

Condensed Consolidated Balance Sheets

	As of	As of	As of
	December 31, 2013	September 30, 2013	December 31, 2012
		(unaudited)
Assets:
Student loans receivable, net	$25,907,589	24,701,112	24,830,621
Non-federally insured student loans receivable - held for sale	—	28,480	—
Cash, cash equivalents, and investments	255,307	284,054	149,343
Restricted cash and investments	902,699	768,621	911,978
Goodwill and intangible assets, net	123,250	124,050	126,511
Other assets	582,004	630,611	589,442
Total assets	$27,770,849	26,536,928	26,607,895
Liabilities:
Bonds and notes payable	$25,955,289	24,858,455	25,098,835
Other liabilities	371,570	300,560	343,847
Total liabilities	26,326,859	25,159,015	25,442,682
Equity:
Total Nelnet, Inc. shareholders' equity	1,443,662	1,377,863	1,165,208
Noncontrolling interest	328	50	5
Total equity	1,443,990	1,377,913	1,165,213
Total liabilities and equity	$27,770,849	26,536,928	26,607,895

Overview

The Company is an education services company focused primarily on providing fee-based processing services and quality education-related products and services in four core areas: asset management and finance, loan servicing, payment processing, and enrollment services (education planning). These products and services help students and families plan, prepare, and pay for their education and make the administrative and financial processes more efficient for schools and financial organizations. In addition, the Company earns interest income on a portfolio of federally insured student loans.

A reconciliation of the Company's GAAP net income to net income, excluding derivative market value and foreign currency adjustments, is provided below.

	Three months ended			Year ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
GAAP net income attributable to Nelnet, Inc.	$70,520	62,830	56,634	302,672	177,997
Derivative market value and foreign currency adjustments, net of tax	(466)	6,175	(8,537)	(30,128)	29,384
Net income, excluding derivative market value and foreign currency adjustments (a)	$70,054	69,005	48,097	272,544	207,381

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.52	1.35	1.20	6.50	3.76
Derivative market value and foreign currency adjustments, net of tax	(0.01)	0.13	(0.18)	(0.65)	0.62
Net income, excluding derivative market value and foreign currency adjustments (a)	$1.51	1.48	1.02	5.85	4.38

(a)
The Company provides non-GAAP information that reflects specific items management believes to be important in the evaluation of its financial position and performance. "Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars. The Company believes these point-in-time estimates of asset and liability values related to these financial instruments that are subject to interest and currency rate fluctuations affect the period-to-period comparability of the results of operations. Accordingly, the Company provides operating results excluding these items for comparability purposes.

The increase in earnings in 2013 compared to 2012 was due to an increase in net interest income earned from the Company's student loan portfolio, an increase in revenue and operating margin from the Company's fee-based operating segments, an increase in income from providing investment advisory services, and an increase in gains recognized from the repurchases of the Company's debt.

The Company earns net interest income on its FFELP student loan portfolio in its Asset Generation and Management ("AGM") operating segment. This segment is expected to generate a stable net interest margin and significant amounts of cash as the FFELP portfolio amortizes. As of December 31, 2013, the Company had a $25.9 billion student loan portfolio that will amortize over the next approximately 20 years. The Company actively seeks to acquire FFELP loan portfolios to leverage its servicing scale and expertise to generate incremental earnings and cash flow.

In addition, the Company earns fee-based revenue through the following reportable operating segments:

•	Student Loan and Guaranty Servicing ("LGS") - referred to as Nelnet Diversified Solutions ("NDS")

•	Tuition Payment Processing and Campus Commerce ("TPP&CC") - referred to as Nelnet Business Solutions ("NBS")

•	Enrollment Services - commonly called Nelnet Enrollment Solutions ("NES")

The information below provides the operating results for each reportable operating segment for the years ended December 31, 2013, 2012, and 2011 (dollars in millions).

(a)
Revenue includes intersegment revenue of $56.7 million, $65.4 million, and $69.0 million for the years ended December 31, 2013, 2012, and 2011, respectively, earned by LGS as a result of servicing loans for AGM.

(b)
Revenue includes "net interest income after provision for loan losses" and "total other income" from the Company's segment statements of income, excluding the impact from changes in fair values of derivatives and foreign currency transaction adjustments, which was income of $35.3 million, an expense of $51.8 million, and income of $7.6 million for the years ended December 31, 2013, 2012, and 2011, respectively. Net income excludes changes in fair values of derivatives and foreign currency transaction adjustments, net of tax, which was income of $21.9 million, an expense of $32.1 million, and income of $4.7 million for the years ended December 31, 2013, 2012, and 2011, respectively.

(c)	Computed as income before income taxes divided by total revenue.

Student Loan and Guaranty Servicing

•
As of December 31, 2013, the Company was servicing $138.2 billion in FFELP, private, and government owned student loans, as compared with $97.5 billion and $76.1 billion of loans as of December 31, 2012 and 2011, respectively. The year over year increase was due to an increase in government servicing volume.

•
Revenue increased for the year ended December 31, 2013 compared to 2012 and for the year ended December 31, 2012 compared to 2011 due to growth in servicing volume under the Company's contract with the Department and an increase in collection revenue from getting defaulted FFELP loan assets current on behalf of guaranty agencies. These increases were partially offset by decreases in traditional FFELP and guaranty servicing revenue.

•
Before tax operating margin increased for the year ended December 31, 2013 compared to 2012, as a result of the investments made and certain costs incurred by the Company in 2012 to improve performance metrics under the Department servicing contract and to implement and comply with the Department's special direct consolidation loan initiative. In addition, intangible assets for this segment were fully amortized in 2012.

Tuition Payment Processing and Campus Commerce

•
Revenue increased in the years ended December 31, 2013 and December 31, 2012, compared to the same periods in 2012 and 2011, respectively, due to an increase in the number of managed tuition payment plans as a result of providing more plans at existing schools and obtaining new school customers.

•
Before tax operating margin increased for the year ended December 31, 2013 compared to 2012. The increase was the result of efficiencies gained in the operations of the business and a decrease in amortization expense related to intangible assets. In addition, certain investments were made by the Company during 2012 in new products and services to meet customer needs and expand product and service offerings.

Enrollment Services

•
Enrollment services revenue has decreased year over year due to a decrease in inquiry generation and management revenue as a result of the regulatory uncertainty regarding recruiting and marketing to potential students in the for-profit college industry, which has caused schools to decrease spending on marketing efforts. Additionally, clients are shifting marketing budgets to more efficient or lower cost channels, which has caused a reduction in volume.

•	The Company continues to focus on improving the profitability of this segment by reducing operating expenses in reaction to the ongoing decline in revenue and gross margin.

Asset Generation and Management

•
The Company acquired $4.1 billion of FFELP student loans during 2013, compared to $3.9 billion in 2012 and $2.8 billion in 2011. The average loan portfolio balance for the years ended December 31, 2013, 2012, and 2011 was $25.0 billion, $23.7 billion, and $24.0 billion, respectively.

•
Core student loan spread increased to 1.54% for the year ended December 31, 2013, compared to 1.44% for the year ended December 31, 2012. This increase was due to the improved corresponding relationship between the interest rate indices governing what the Company earns on its loans and what the Company pays to fund such loans.

•
Due to historically low interest rates, the Company continues to earn significant fixed rate floor income. During the years ended December 31, 2013, 2012, and 2011, the Company earned $148.4 million, $145.3 million, and $144.5 million, respectively, of fixed rate floor income (net of $31.0 million, $19.3 million, and $20.2 million of derivative settlements, respectively, used to hedge such loans).

Corporate Activities

•
Whitetail Rock Capital Management, LLC ("WRCM"), the Company's SEC-registered investment advisory subsidiary, recognized revenue of $17.4 million, $9.3 million, and $5.1 million for the years ended December 31, 2013, 2012, and 2011, respectively. These amounts include performance fees earned from the sale of managed securities.

Liquidity and Capital Resources

•	As of December 31, 2013, the Company had cash and investments of $255.3 million.

•	For the year ended December 31, 2013, the Company generated $387.2 million in net cash provided by operating activities.

•
Forecasted undiscounted future cash flows from the Company's FFELP student loan portfolio financed in asset-backed securitization transactions are estimated to be approximately $2.17 billion as of December 31, 2013.

•
As of December 31, 2013, $45.0 million was outstanding on the Company's unsecured line of credit and $230.0 million was available for future use. The unsecured line of credit has a maturity date of March 28, 2018.

•	During the year ended December 31, 2013, the Company repurchased 393,259 shares of Class A common stock for $13.1 million ($33.40 per share).

•	During the year ended December 31, 2013, the Company repurchased $90.5 million (par value) of its own asset-backed and unsecured debt securities for a gain totaling $11.7 million.

•	During the year ended December 31, 2013, the Company paid cash dividends of $18.6 million.

•
The Company intends to use its liquidity position to capitalize on market opportunities, including FFELP student loan acquisitions; strategic acquisitions and investments in its core business areas of loan financing, loan servicing, payment processing, and enrollment services; and capital management initiatives, including stock repurchases, debt repurchases, and dividend distributions.

Operating Segments

The Company earns fee-based revenue through its Student Loan and Guaranty Servicing, Tuition Payment Processing and Campus Commerce, and Enrollment Services operating segments. In addition, the Company earns interest income on its student loan portfolio in its Asset Generation and Management operating segment. The Company’s operating segments are defined by the products and services they offer and the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. See note 1 of the notes to consolidated financial statements included in the 2013 Annual Report for a description of each operating segment, including the primary products and services offered.

The management reporting process measures the performance of the Company’s operating segments based on the management structure of the Company, as well as the methodology used by management to evaluate performance and allocate resources. Executive management (the "chief operating decision maker") evaluates the performance of the Company’s operating segments based on their financial results prepared in conformity with U.S. generally accepted accounting principles.

The accounting policies of the Company’s operating segments are the same as those described in the summary of significant accounting policies. Intersegment revenues are charged by a segment that provides a product or service to another segment.  Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management.  Income taxes are allocated based on 38% of income (loss) before taxes for each individual operating segment. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate Activity and Overhead.

Corporate Activity and Overhead

Corporate Activity and Overhead includes the following items:

•	The operating results of WRCM, the Company's SEC-registered investment advisory subsidiary

•	Income earned on certain investment activities

•	Interest expense incurred on unsecured debt transactions

•	Other product and service offerings that are not considered operating segments

Corporate Activities and Overhead also includes certain corporate activities and overhead functions related to executive management, human resources, accounting, legal, occupancy, and marketing. These costs are allocated to each operating segment based on estimated use of such activities and services.

Segment Results of Operations

The following tables include the results of each of the Company's operating segments reconciled to the consolidated financial statements.

	Three months ended December 31, 2013
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$11	—	—	11	165,982	2,725	(847)	167,871
Interest expense	—	—	—	—	59,031	951	(847)	59,135
Net interest income (loss)	11	—	—	11	106,951	1,774	—	108,736
Less provision for loan losses	—	—	—	—	3,500	—	—	3,500
Net interest income (loss) after provision for loan losses	11	—	—	11	103,451	1,774	—	105,236
Other income (expense):
Loan and guaranty servicing revenue	63,167	—	—	63,167	—	—	—	63,167
Intersegment servicing revenue	14,369	—	—	14,369	—	—	(14,369)	—
Tuition payment processing and campus commerce revenue	—	18,988	—	18,988	—	—	—	18,988
Enrollment services revenue	—	—	21,735	21,735	—	—	—	21,735
Other income	—	—	—	—	4,016	13,108	(1,143)	15,981
Gain on sale of loans and debt repurchases	—	—	—	—	104	695	—	799
Derivative settlements, net	—	—	—	—	(6,150)	(257)	—	(6,407)
Derivative market value and foreign currency adjustments, net	—	—	—	—	(455)	1,207	—	752
Total other income (expense)	77,536	18,988	21,735	118,259	(2,485)	14,753	(15,512)	115,015
Operating expenses:
Salaries and benefits	32,838	9,560	4,229	46,627	583	4,910	—	52,120
Cost to provide enrollment services	—	—	13,864	13,864	—	—	—	13,864
Depreciation and amortization	3,222	1,131	53	4,406	—	868	—	5,274
Other	22,943	2,760	1,634	27,337	7,570	6,585	(1,143)	40,349
Intersegment expenses, net	1,116	1,639	1,170	3,925	14,617	(4,173)	(14,369)	—
Total operating expenses	60,119	15,090	20,950	96,159	22,770	8,190	(15,512)	111,607
Income (loss) before income taxes and corporate overhead allocation	17,428	3,898	785	22,111	78,196	8,337	—	108,644
Corporate overhead allocation	(1,818)	(514)	(500)	(2,832)	(801)	3,633	—	—
Income (loss) before income taxes	15,610	3,384	285	19,279	77,395	11,970	—	108,644
Income tax (expense) benefit	(5,932)	(1,286)	(108)	(7,326)	(29,410)	(820)	—	(37,556)
Net income (loss)	9,678	2,098	177	11,953	47,985	11,150	—	71,088
Net income attributable to noncontrolling interest	—	—	—	—	—	568	—	568
Net income attributable to Nelnet, Inc.	$9,678	2,098	177	11,953	47,985	10,582	—	70,520

	Three months ended September 30, 2013
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$10	—	—	10	158,793	2,201	(767)	160,237
Interest expense	—	—	—	—	56,100	(18)	(767)	55,315
Net interest income (loss)	10	—	—	10	102,693	2,219	—	104,922
Less provision for loan losses	—	—	—	—	5,000	—	—	5,000
Net interest income (loss) after provision for loan losses	10	—	—	10	97,693	2,219	—	99,922
Other income (expense):
Loan and guaranty servicing revenue	64,582	—	—	64,582	—	—	—	64,582
Intersegment servicing revenue	13,519	—	—	13,519	—	—	(13,519)	—
Tuition payment processing and campus commerce revenue	—	19,927	—	19,927	—	—	—	19,927
Enrollment services revenue	—	—	22,563	22,563	—	—	—	22,563
Other income	—	—	—	—	3,981	4,632	—	8,613
Gain on sale of loans and debt repurchases	—	—	—	—	2,138	—	—	2,138
Derivative settlements, net	—	—	—	—	(6,432)	(256)	—	(6,688)
Derivative market value and foreign currency adjustments	—	—	—	—	(12,660)	2,700	—	(9,960)
Total other income (expense)	78,101	19,927	22,563	120,591	(12,973)	7,076	(13,519)	101,175
Operating expenses:
Salaries and benefits	29,719	9,229	4,491	43,439	555	4,718	—	48,712
Cost to provide enrollment services	—	—	14,668	14,668	—	—	—	14,668
Depreciation and amortization	2,677	1,117	57	3,851	—	489	—	4,340
Other	19,752	1,908	1,556	23,216	7,939	8,732	—	39,887
Intersegment expenses, net	1,457	1,431	1,139	4,027	13,705	(4,213)	(13,519)	—
Total operating expenses	53,605	13,685	21,911	89,201	22,199	9,726	(13,519)	107,607
Income (loss) before income taxes and corporate overhead allocation	24,506	6,242	652	31,400	62,521	(431)	—	93,490
Corporate overhead allocation	(1,822)	(607)	(607)	(3,036)	(1,302)	4,338	—	—
Income (loss) before income taxes	22,684	5,635	45	28,364	61,219	3,907	—	93,490
Income tax (expense) benefit	(8,620)	(2,141)	(17)	(10,778)	(23,263)	3,597	—	(30,444)
Net income (loss)	14,064	3,494	28	17,586	37,956	7,504	—	63,046
Net income attributable to noncontrolling interest	—	—	—	—	—	216	—	216
Net income attributable to Nelnet, Inc.	$14,064	3,494	28	17,586	37,956	7,288	—	62,830

	Three months ended December 31, 2012
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$9	—	—	9	154,781	2,079	(880)	155,989
Interest expense	—	—	—	—	64,113	2,158	(880)	65,391
Net interest income (loss)	9	—	—	9	90,668	(79)	—	90,598
Less provision for loan losses	—	—	—	—	3,500	—	—	3,500
Net interest income (loss) after provision for loan losses	9	—	—	9	87,168	(79)	—	87,098
Other income (expense):
Loan and guaranty servicing revenue	54,584	—	—	54,584	—	—	—	54,584
Intersegment servicing revenue	16,166	—	—	16,166	—	—	(16,166)	—
Tuition payment processing and campus commerce revenue	—	17,735	—	17,735	—	—	—	17,735
Enrollment services revenue	—	—	25,890	25,890	—	—	—	25,890
Other income	—	—	—	—	3,804	3,219	—	7,023
Gain on sale of loans and debt repurchases	—	—	—	—	2,684	325	—	3,009
Derivative settlements, net	—	—	—	—	(6,361)	(751)	—	(7,112)
Derivative market value and foreign currency adjustments, net	—	—	—	—	10,542	3,227	—	13,769
Total other income (expense)	70,750	17,735	25,890	114,375	10,669	6,020	(16,166)	114,898
Operating expenses:
Salaries and benefits	29,463	8,543	5,229	43,235	529	4,869	—	48,633
Cost to provide enrollment services	—	—	16,172	16,172	—	—	—	16,172
Depreciation and amortization	4,786	2,066	1,624	8,476	—	385	—	8,861
Other	17,525	2,882	4,933	25,340	6,232	4,006	—	35,578
Intersegment expenses, net	1,448	1,341	944	3,733	16,373	(3,940)	(16,166)	—
Total operating expenses	53,222	14,832	28,902	96,956	23,134	5,320	(16,166)	109,244
Income (loss) before income taxes and corporate overhead allocation	17,537	2,903	(3,012)	17,428	74,703	621	—	92,752
Corporate overhead allocation	(1,789)	(596)	(596)	(2,981)	(1,605)	4,586	—	—
Income (loss) before income taxes	15,748	2,307	(3,608)	14,447	73,098	5,207	—	92,752
Income tax (expense) benefit	(5,984)	(877)	1,370	(5,491)	(27,777)	(2,831)	—	(36,099)
Net income (loss)	9,764	1,430	(2,238)	8,956	45,321	2,376	—	56,653
Net income attributable to noncontrolling interest	—	—	—	—	—	19	—	19
Net income (loss) attributable to Nelnet, Inc.	$9,764	1,430	(2,238)	8,956	45,321	2,357	—	56,634

	Year ended December 31, 2013
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$40	—	—	40	638,604	9,433	(3,267)	644,810
Interest expense	—	—	—	—	229,533	4,669	(3,267)	230,935
Net interest income (loss)	40	—	—	40	409,071	4,764	—	413,875
Less provision for loan losses	—	—	—	—	18,500	—	—	18,500
Net interest income (loss) after provision for loan losses	40	—	—	40	390,571	4,764	—	395,375
Other income (expense):
Loan and guaranty servicing revenue	243,428	—	—	243,428	—	—	—	243,428
Intersegment servicing revenue	56,744	—	—	56,744	—	—	(56,744)	—
Tuition payment processing and campus commerce revenue	—	80,682	—	80,682	—	—	—	80,682
Enrollment services revenue	—	—	98,078	98,078	—	—	—	98,078
Other income	—	—	—	—	15,223	32,218	(1,143)	46,298
Gain on sale of loans and debt repurchases	—	—	—	—	11,004	695	—	11,699
Derivative settlements, net	—	—	—	—	(27,966)	(1,670)	—	(29,636)
Derivative market value and foreign currency adjustments, net	—	—	—	—	35,256	13,337	—	48,593
Total other income (expense)	300,172	80,682	98,078	478,932	33,517	44,580	(57,887)	499,142
Operating expenses:
Salaries and benefits	119,092	37,575	19,296	175,963	2,292	17,914	—	196,169
Cost to provide enrollment services	—	—	64,961	64,961	—	—	—	64,961
Depreciation and amortization	11,419	4,518	232	16,169	—	2,142	—	18,311
Other	79,116	9,147	6,084	94,347	30,945	25,393	(1,143)	149,542
Intersegment expenses, net	4,359	5,989	4,588	14,936	57,572	(15,764)	(56,744)	—
Total operating expenses	213,986	57,229	95,161	366,376	90,809	29,685	(57,887)	428,983
Income (loss) before income taxes and corporate overhead allocation	86,226	23,453	2,917	112,596	333,279	19,659	—	465,534
Corporate overhead allocation	(6,150)	(1,957)	(1,943)	(10,050)	(3,896)	13,946	—	—
Income (loss) before income taxes	80,076	21,496	974	102,546	329,383	33,605	—	465,534
Income tax (expense) benefit	(30,430)	(8,168)	(369)	(38,967)	(125,165)	2,939	—	(161,193)
Net income (loss)	49,646	13,328	605	63,579	204,218	36,544	—	304,341
Net income attributable to noncontrolling interest	—	—	—	—	—	1,669	—	1,669
Net income attributable to Nelnet, Inc.	$49,646	13,328	605	63,579	204,218	34,875	—	302,672

	Year ended December 31, 2012
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$53	8	—	61	610,194	7,305	(3,707)	613,853
Interest expense	—	—	—	—	263,788	8,485	(3,707)	268,566
Net interest income (loss)	53	8	—	61	346,406	(1,180)	—	345,287
Less provision for loan losses	—	—	—	—	21,500	—	—	21,500
Net interest income (loss) after provision for loan losses	53	8	—	61	324,906	(1,180)	—	323,787
Other income (expense):
Loan and guaranty servicing revenue	209,748	—	—	209,748	—	—	—	209,748
Intersegment servicing revenue	65,376	—	—	65,376	—	—	(65,376)	—
Tuition payment processing and campus commerce revenue	—	74,410	—	74,410	—	—	—	74,410
Enrollment services revenue	—	—	117,925	117,925	—	—	—	117,925
Other income	—	—	—	—	18,219	21,257	—	39,476
Gain on sale of loans and debt repurchases	—	—	—	—	3,814	325	—	4,139
Derivative settlements, net	—	—	—	—	(11,792)	(2,230)	—	(14,022)
Derivative market value and foreign currency adjustments, net	—	—	—	—	(51,809)	4,415	—	(47,394)
Total other income (expense)	275,124	74,410	117,925	467,459	(41,568)	23,767	(65,376)	384,282
Operating expenses:
Salaries and benefits	115,126	34,314	22,816	172,256	2,252	18,318	—	192,826
Cost to provide enrollment services	—	—	78,375	78,375	—	—	—	78,375
Depreciation and amortization	18,415	7,240	6,491	32,146	—	1,479	—	33,625
Other	70,505	10,439	10,416	91,360	16,435	20,943	—	128,738
Intersegment expenses, net	5,280	5,383	3,768	14,431	66,215	(15,270)	(65,376)	—
Total operating expenses	209,326	57,376	121,866	388,568	84,902	25,470	(65,376)	433,564
Income (loss) before income taxes and corporate overhead allocation	65,851	17,042	(3,941)	78,952	198,436	(2,883)	—	274,505
Corporate overhead allocation	(5,904)	(1,968)	(1,968)	(9,840)	(5,306)	15,146	—	—
Income (loss) before income taxes	59,947	15,074	(5,909)	69,112	193,130	12,263	—	274,505
Income tax (expense) benefit	(22,780)	(5,728)	2,244	(26,264)	(73,387)	3,574	—	(96,077)
Net income (loss)	37,167	9,346	(3,665)	42,848	119,743	15,837	—	178,428
Net income attributable to noncontrolling interest	—	—	—	—	—	431	—	431
Net income (loss) attributable to Nelnet, Inc.	$37,167	9,346	(3,665)	42,848	119,743	15,406	—	177,997

Net Interest Income, Net of Settlements on Derivatives

The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative settlements for each applicable period should be evaluated with the Company's net interest income.

The following table summarizes the components of “net interest income” and “derivative settlements, net” included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Variable student loan interest margin, net of settlements on derivatives	$62,683	59,100	49,537	235,480	192,021
Fixed rate floor income, net of settlements on derivatives	38,849	37,810	35,533	148,431	145,345
Investment interest	2,006	1,562	1,326	6,668	4,616
Non-portfolio related derivative settlements	(258)	(256)	(752)	(1,671)	(2,232)
Corporate debt interest expense	(951)	18	(2,158)	(4,669)	(8,485)
Net interest income (net of settlements on derivatives)	$102,329	98,234	83,486	384,239	331,265

Student Loan Servicing Volumes (dollars in millions)

Company owned	$23,727	$22,650	$22,277	$21,926	$21,504	$21,237	$20,820	$20,629	$20,715	$21,397
% of total	38.6%	29.8%	27.1%	25.6%	23.2%	21.8%	18.5%	17.7%	15.3%	15.5%
Number of servicing borrowers:
Government servicing	2,804,502	3,036,534	3,096,026	3,137,583	3,588,412	3,892,929	4,261,637	4,396,341	5,145,901	5,305,498
FFELP servicing	1,912,748	1,799,484	1,779,245	1,724,087	1,659,020	1,626,146	1,586,312	1,529,203	1,507,452	1,462,122
Private servicing	155,947	164,554	163,135	161,763	175,070	173,948	170,224	173,588	178,935	195,580
Total:	4,873,197	5,000,572	5,038,406	5,023,433	5,422,502	5,693,023	6,018,173	6,099,132	6,832,288	6,963,200

Number of remote hosted borrowers	545,456	9,566,296	8,645,463	7,909,300	7,505,693	6,912,204	5,001,695	3,218,896	1,986,866	1,915,203

Other Income

The following table summarizes the components of "other income" included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Borrower late fee income	$3,021	2,927	3,211	12,686	13,876
Investment advisory fees	5,907	2,352	553	17,422	9,347
Realized and unrealized gains/(losses) on investments, net	3,944	1,096	936	6,094	6,914
Other	3,109	2,238	2,323	10,096	9,339
Other income	$15,981	8,613	7,023	46,298	39,476

Derivative Settlements

The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Settlements:
1:3 basis swaps	$827	781	844	3,301	4,495
Interest rate swaps - floor income hedges	(7,005)	(7,178)	(7,033)	(31,022)	(19,270)
Interest rate swaps - hybrid debt hedges	(257)	(256)	(752)	(1,670)	(2,231)
Cross-currency interest rate swaps	28	(35)	(162)	(245)	3,228
Other	—	—	(9)	—	(244)
Total settlements - income (expense)	$(6,407)	(6,688)	(7,112)	(29,636)	(14,022)

Derivative Market Value and Foreign Currency Adjustments

"Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars.

The following table summarizes the components of “derivative market value and foreign currency adjustments” included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Change in fair value of derivatives - income (expense)	$10,135	30,014	39,516	83,878	(27,833)
Foreign currency transaction adjustment - income (expense)	(9,383)	(39,974)	(25,747)	(35,285)	(19,561)
Derivative market value and foreign currency adjustments - income (expense)	$752	(9,960)	13,769	48,593	(47,394)

Student Loans Receivable

The table below outlines the components of the Company’s student loan portfolio:

	As of	As of		As of
	December 31, 2013	September 30, 2013		December 31, 2012
	Held for investment	Held for investment	Held for sale	Held for investment
Federally insured loans
Stafford and other	$6,686,626	6,884,348	—	7,261,114
Consolidation	19,363,577	17,908,229	—	17,708,732
Total	26,050,203	24,792,577	—	24,969,846
Non-federally insured loans	71,103	66,283	28,480	26,034
	26,121,306	24,858,860	28,480	24,995,880
Loan discount, net of unamortized loan premiums and deferred origination costs	(158,595)	(103,551)	—	(113,357)
Allowance for loan losses – federally insured loans	(43,440)	(42,406)	—	(40,120)
Allowance for loan losses – non-federally insured loans	(11,682)	(11,791)	—	(11,782)
	$25,907,589	24,701,112	28,480	24,830,621

Loan Activity

The following table sets forth the activity of loans:

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Beginning balance	$24,887,340	22,644,880	24,995,880	24,359,625
Loan acquisitions	1,858,241	2,986,532	4,058,997	3,885,138
Repayments, claims, capitalized interest, participations, and other	(479,035)	(461,261)	(2,375,806)	(1,807,144)
Consolidation loans lost to external parties	(113,234)	(158,847)	(514,108)	(1,331,163)
Loans sold	(32,006)	(15,424)	(43,657)	(110,576)
Ending balance	$26,121,306	24,995,880	26,121,306	24,995,880

Student Loan Spread

The following table analyzes the student loan spread on the Company’s portfolio of student loans, which represents the spread between the yield earned on student loan assets and the costs of the liabilities and derivative instruments used to fund those assets.

	Three months ended			Year ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Variable student loan yield, gross	2.58%	2.58%	2.61%	2.58%	2.63%
Consolidation rebate fees	(0.78)	(0.76)	(0.76)	(0.77)	(0.75)
Discount accretion, net of premium and deferred origination costs amortization	0.05	0.02	0.03	0.03	—
Variable student loan yield, net	1.85	1.84	1.88	1.84	1.88
Student loan cost of funds - interest expense	(0.90)	(0.89)	(1.05)	(0.91)	(1.09)
Student loan cost of funds - derivative settlements	0.01	0.01	0.01	0.01	0.03
Variable student loan spread	0.96	0.96	0.84	0.94	0.82
Fixed rate floor income, net of settlements on derivatives	0.60	0.61	0.60	0.60	0.62
Core student loan spread	1.56%	1.57%	1.44%	1.54%	1.44%

Average balance of student loans	$25,770,607	24,491,516	23,766,653	24,960,521	23,694,388
Average balance of debt outstanding	25,687,958	24,470,096	24,086,770	24,954,546	23,932,304

A trend analysis of the Company's core and variable student loan spreads is summarized below.

(a)
Prior to April 1, 2012, the interest earned on the majority of the Company's FFELP student loan assets was indexed to the three-month commercial paper rate.  As allowed by legislation, effective April 1, 2012, the Company elected to change the index on which the Special Allowance Payments are calculated for FFELP loans from the commercial paper rate to the one-month LIBOR rate.  The Company funds the majority of its assets with three-month LIBOR indexed floating rate securities.  The relationship between the indices in which the Company earns interest on its loans and funds such loans has a significant impact on student loan spread.  This table (the right axis) shows the difference between the Company's liability base rate and the one-month LIBOR (Q2 2012 - Q4 2013) or commercial paper rate indices (Q1 2011 - Q1 2012) by quarter.

Variable student loan spread increased during the year ended December 31, 2013 as compared to 2012 as a result of the tightening of the Asset/Liability Base Rate spread as reflected in the previous table.

The primary difference between variable student loan spread and core student loan spread is fixed rate floor income.  A summary of fixed rate floor income and its contribution to core student loan spread follows:

	Three months ended			Year ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Fixed rate floor income, gross	$45,854	44,988	42,566	179,453	164,615
Derivative settlements (a)	(7,005)	(7,178)	(7,033)	(31,022)	(19,270)
Fixed rate floor income, net	$38,849	37,810	35,533	148,431	145,345
Fixed rate floor income contribution to spread, net	0.60%	0.61%	0.60%	0.60%	0.62%

(a)	Includes settlement payments on derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income

The following table shows the Company’s student loan assets that are earning fixed rate floor income as of December 31, 2013:

Fixed interest range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance

< 3.0%	2.87%	0.23%	$1,753,639
3.0 - 3.49%	3.20%	0.56%	2,101,999
3.5 - 3.99%	3.65%	1.01%	1,919,895
4.0 - 4.49%	4.20%	1.56%	1,448,691
4.5 - 4.99%	4.72%	2.08%	845,296
5.0 - 5.49%	5.24%	2.60%	578,336
5.5 - 5.99%	5.67%	3.03%	350,308
6.0 - 6.49%	6.18%	3.54%	405,238
6.5 - 6.99%	6.70%	4.06%	367,927
7.0 - 7.49%	7.16%	4.52%	151,774
7.5 - 7.99%	7.71%	5.07%	259,141
8.0 - 8.99%	8.17%	5.53%	612,919
> 9.0%	9.04%	6.40%	295,420
			$11,090,583

(a)
The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of December 31, 2013, the weighted average estimated variable conversion rate was 1.83%. As of December 31, 2013, the short-term interest rate was 17 basis points.

The following table summarizes the outstanding derivative instruments as of December 31, 2013 used by the Company to economically hedge loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2014	$1,750,000	0.71%
2015	1,100,000	0.89
2016	750,000	0.85
2017	1,250,000	0.86
	$4,850,000	0.81%

(a)	For all interest rate derivatives, the Company receives discrete three-month LIBOR.

Future Cash Flow from Portfolio

The majority of the Company’s portfolio of student loans is funded in asset-backed securitizations that are structured to substantially match the maturity of the funded assets, thereby minimizing liquidity risk. In addition, due to (i) the difference between the yield the Company receives on the loans and cost of financing within these transactions, and (ii) the servicing and administration fees the Company earns from these transactions, the Company has created a portfolio that will generate earnings and significant cash flow over the life of these transactions.

As of December 31, 2013, based on cash flow models developed to reflect management’s current estimate of, among other factors, prepayments, defaults, deferment, forbearance, and interest rates, the Company currently expects future undiscounted cash flows from its portfolio to be approximately $2.17 billion as detailed below.  The $2.17 billion includes approximately $432.5 million (as of December 31, 2013) of overcollateralization included in the asset-backed securitizations.  These excess net asset positions are reflected variously in the following balances on the consolidated balance sheet:  "student loans receivable," "restricted cash and investments," and "accrued interest receivable."

The forecasted cash flow presented below includes all loans funded in asset-backed securitizations as of December 31, 2013.  As of December 31, 2013, the Company had $24.6 billion of loans included in asset-backed securitizations, which represented 94.6 percent of its total FFELP student loan portfolio. The forecasted cash flow does not include cash flows that the Company expects to receive related to loans funded in its warehouse facilities or loans acquired subsequent to December 31, 2013.
The Company uses various assumptions, including prepayments and future interest rates, when preparing its cash flow forecast.  These assumptions are further discussed below.

Prepayments:  The primary variable in establishing a life of loan estimate is the level and timing of prepayments. Prepayment rates equal the amount of loans that prepay annually as a percentage of the beginning of period balance, net of scheduled principal payments.  A number of factors can affect estimated prepayment rates, including the level of loan consolidation activity, borrower default rates, and utilization of FFEL Program debt management options such as income-based repayment, deferments, and forbearance.  Should any of these factors change, management may revise its assumptions, which in turn would impact the projected future cash flow. The Company’s cash flow forecast above assumes prepayment rates that are generally consistent with those utilized in the Company’s recent asset-backed securities transactions. If management used a prepayment rate assumption two times greater than what was used to forecast the cash flow, the cash flow forecast would be reduced by approximately $240 million to $300 million.

Interest rates:  The Company funds the majority of its student loans with three-month LIBOR indexed floating rate securities.  Meanwhile, the interest earned on the Company’s student loan assets is indexed primarily to a one-month LIBOR rate.  The different interest rate characteristics of the Company’s loan assets and liabilities funding these assets result in basis risk.  The Company’s cash flow forecast assumes three-month LIBOR will exceed one-month LIBOR by 12 basis points for the life of the portfolio, which approximates the historical relationship between these indices.  If the forecast is computed assuming a spread of 24 basis points between three-month and one-month LIBOR for the life of the portfolio, the cash flow forecast would be reduced by approximately $100 million to $140 million.

The Company uses the current forward interest rate yield curve to forecast cash flows.  A change in the forward interest rate curve would impact the future cash flows generated from the portfolio.  An increase in future interest rates will reduce the amount of fixed rate floor income the Company is currently receiving.  The Company attempts to mitigate the impact of a rise in short-term rates by hedging interest rate risks. As of December 31, 2013, the net fair value of the Company’s interest rate derivatives used to hedge loans earning fixed rate floor income was a net liability of $8.7 million.